            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" in the  Prospectus and  "Independent  Registered  Public  Accounting
Firm" and "Financial  Statements" in the Statement of Additional Information and
to the  incorporation  by  reference  of our report dated August 18, 2006 on the financial statements of The Olstein Financial Alert Fund as of June 30, 2006, in
the  Registration  Statement  (Form  N-1A) of The  Olstein  Funds filed with the
Securities and Exchange  Commission in this  Post-Effective  Amendment No. 20 to the Registration Statement under the Securities Act of 1933 (File No. 033-91770)
and in this Amendment No. 21 to the Registration  Statement under the Investment
Company Act of 1940 (File No. 811-9038).

                                                  /s/Ernst & Young LLP
                                                  ERNST & YOUNG LLP

Chicago, Illinois
October 11, 2006